UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-3274	DUKE ENERGY FLORIDA, INC. (a Florida corporation) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853	59-0247770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On January 30, 2015, Duke Energy Florida, Inc. (“DEF”), a wholly-owned subsidiary of Duke Energy Corporation, filed a request with the Florida Public Service Commission (“FPSC”) for approval of an agreement entered into by DEF to purchase the 599 MW Osprey Energy Center, a combined cycle plant located in Auburndale, Florida, from Osprey Energy Center, LLC, a wholly-owned subsidiary of Calpine Corporation (“Calpine”). Under the terms of the agreement, DEF will purchase the Osprey Energy Center for approximately $166 million.  DEF has also requested the FPSC to approve, in the alternative, the 320 MW Suwannee combustion turbine peaking generation project if the Osprey transaction is not timely approved.

Closing is subject to the approval of the Federal Energy Regulatory Commission, FPSC and the expiration of the Hart Scott Rodino waiting period.  The targeted closing date for the acquisition of the Osprey unit is January 2017, after the termination of DEF’s Power Purchase Agreement with Calpine.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 30, 2015	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Duke Energy Florida, Inc.

Date: January 30, 2015	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary